UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act. Of 1934

        Date of Report (Date of earliest event reported): May 12, 2004

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street

Allentown, Pennsylvania 18103

(Address of principal executive offices) (Zip Code)

(610) 965-2222

(Registrant’s telephone number, including area code)

Not Applicable

        (Former name or former address, if changed since last report)

Item 7. Financial Statement and Exhibits

      ( c). Exhibits

99.1 Press Release of Penn Treaty American Corporation dated May 12, 2004.

Item 12. Results of Operations and Financial Condition

        On May 12, 2004, Penn Treaty American Corporation (the “Company”) announced its results of operations for the first quarter ended March 31, 2004. The Company issued a press release, dated May 12, 2004, which is furnished as an exhibit hereto.

        The press release referred to fully converted book value, which is a non-GAAP financial measure. The press release included a reconciliation of fully converted book value to GAAP book value. The Company believes that the presentation and discussion of this non-GAAP number, which is consistent with past disclosure, in conjunction with disclosure of all reconciling differences, provides a better understanding of the Company’s current value in light of future items which we believe are likely to be significantly dilutive to current shareholders.

        The information in this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

May 12, 2004	By:/s/ Cameron B. Waite
Cameron B. Waite Chief Financial Officer

EXHIBIT INDEX

Number       Exhibits

99.1     Press Release of Penn Treaty American Corporation dated May 12, 2004